Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

and, to the Extent Outstanding,

Associated Preferred Stock Purchase Rights

of

Orchid Cellmark Inc.

at

$2.80 Net Per Share

Pursuant to the Offer to Purchase

Dated April 19, 2011

by

OCM Acquisition Corp.

a direct wholly owned subsidiary of

Laboratory Corporation of America Holdings

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.001 per share (the “Common Stock”), of Orchid Cellmark Inc., a Delaware corporation (“Orchid Cellmark”), including, to the extent outstanding, the associated preferred stock purchase rights (the “Rights”) issued under the Rights Agreement, dated July 27, 2001, as amended, between Orchid Cellmark and American Stock Transfer & Trust Company, as rights agent (such Rights, to the extent outstanding, together with the shares of the Common Stock, the “Shares”), and all other required documents cannot be delivered to American Stock Transfer & Trust Company (the “Depositary”) prior to the Expiration Date (as defined in the Offer to Purchase), if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This form may be delivered by courier or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See Section 3 of the Offer to Purchase for more information regarding the guaranteed delivery procedures.

The Depositary for the Offer is:

If delivering by mail:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

P.O. Box 2042

New York, New York 10272-2042

Phone: Toll-free (877) 248-6417

Fax: 718 234-5001

If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Guarantee included herein must be completed.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to OCM Acquisition Corp., a Delaware corporation (the “Purchaser”) and a direct wholly owned subsidiary of Laboratory Corporation of America Holdings, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 19, 2011 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):
(please print)

Address(es):

(Zip Code)

☐ Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

DTC Participant No.:

Transaction Code No.:

Dated:

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof), with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:

(Please type or print)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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